UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2024 (September 26, 2024)

Silver Point Specialty Lending Fund

(Exact name of registrant as specified in its charter)

Maryland	000-56533	47-1577585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Greenwich Plaza, Suite 1 Greenwich, Connecticut	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 542-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 26, 2024 (the “Refinancing Date”), Silver Point Specialty Lending Fund (the “Fund”) completed a $224 million term debt securitization refinancing (the “CLO Refinancing”), also known as a collateralized loan obligation refinancing, which is a form of secured financing incurred by the Fund. The secured notes issued in the CLO Refinancing were issued by the Fund’s consolidated subsidiaries, Silver Point SCF CLO IV, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), and Silver Point SCF CLO IV LLC, a limited liability company organized under the laws of the State of Delaware (the “Co-Issuer” and together with the Issuer, the “Co-Issuers”) and are backed by a portfolio of collateral obligations consisting primarily of senior secured middle market loans and participation interests in senior secured middle market loans as well as by other assets of the Issuer.

The CLO Refinancing was executed by (A) the incurrence of $100,000,000 AAA (sf) Class A-1-R Senior Secured Floating Rate Loans due 2036 pursuant to a Credit Agreement, dated as of September 26, 2024, by and among the Co-Issuers, U.S. Bank Trust Company, National Association, as collateral agent, U.S. Bank, as loan agent, and the lenders party thereto from time to time (the “Credit Agreement”) and (B) the issuance of the following classes of notes pursuant to an indenture and security agreement dated as of September 9, 2021 (the “Original Closing Date”) by and among the Co-Issuers and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), as supplemented by the first supplemental indenture dated as of June 27, 2023 and as further amended by the second supplemental indenture dated as of the Refinancing Date (the “Indenture”), by and between the Issuer and State U.S. Bank Trust Company, National Association: (i) $115,500,000 of AAA (sf) Class A-1a--R Senior Secured Floating Rate Notes due 2036, which bear interest at a rate equal to Term SOFR (as defined in the Indenture) (the “Benchmark”) plus 1.72%, (ii) $16,500,000 of AAA (sf) Class A-1b-R Senior Secured Fixed Rate Notes due 2036, which bear interest at 5.10%, (iii) $16,000,000 of AAA (sf) Class A-2-R Senior Secured Floating Rate Notes due 2036, which bear interest at the Benchmark plus 1.95%, (iv) $24,000,000 of AA (sf) Class B-R Senior Secured Floating Rate Notes due 2036, which bear interest at the Benchmark plus 2.10%, (v) $32,000,000 of A (sf) Class C-R Secured Deferrable Floating Rate Notes due 2036, which bear interest at the Benchmark plus 2.70% (together, the “Offered Notes”), and (vi) $24,000,000 of BBB- (sf) Class D-R Secured Deferrable Floating Rate Notes due 2036, which bear interest at the Benchmark plus 4.35% (together with the Offered Notes, the “Secured Notes”). The Secured Notes are scheduled to mature on October 15, 2036. The Secured Notes were privately placed by GreensLedge Capital Markets LLC, as placement agent, and Synovus Securities, Inc., as co-structuring agent. The proceeds from the CLO Refinancing were used to (i) redeem in full the classes of notes issued on the Original Closing Date, (ii) pay expenses incurred in connection with the CLO Refinancing, (iii) maintain the interest reserve amount pursuant to the Indenture and (iv) make certain distributions on the subordinated notes issued under the Indenture.

On the Original Closing Date, the Issuer issued $100,000,000 of subordinated notes (the “Subordinated Notes”). The Fund acquired the Subordinated Notes on the Original Closing Date. The Subordinated Notes are not secured by the collateral securing the Secured Notes. As of the Refinancing Date, the Subordinated Notes remain outstanding and continue to be held by the Fund. The Fund acts as retention holder in connection with the CLO Refinancing for the purpose of satisfying certain U.S., European Union and United Kingdom regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of the Subordinated Notes.

On the Original Closing Date, the Issuer entered into a loan sale agreement with Silver Point Specialty Credit Depositor LLC (the “Depositor”), a Delaware limited liability company that is a consolidated subsidiary of the Fund, which provided for the sale and contribution of approximately $288 million term debt portfolio assets from the Fund through the Depositor to the Issuer on the Original Closing Date and for future sales from the Depositor to the Issuer on an ongoing basis. Such loans constituted part of the portfolio of assets securing the Secured Notes. The Fund made customary representations, warranties, and covenants to the Issuer under the applicable loan sale agreement.

Subject to certain conditions, through October 15, 2028, a portion of the proceeds received by the Issuer from the loans securing the Secured Notes may be used by the Issuer to purchase additional middle market loans under the direction of Silver Point Specialty Credit Fund Management, LLC (the “Adviser”), the Fund’s investment advisor, in its capacity as collateral manager for the Issuer and in accordance with the Fund’s investing strategy and ability to originate eligible loans.

The Secured Notes are the secured obligation of the Issuer, and the Indenture includes customary covenants and events of default. The Secured Notes have not been registered under the Securities Act of 1933 (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration.

The Adviser serves as collateral manager for the Issuer under an amended and restated collateral management agreement dated as of the Refinancing Date (the “Collateral Management Agreement”) and is entitled to receive fees for providing these services.

The above description of the documentation related to the CLO Refinancing and other arrangements entered into on the Refinancing Date contained in this Current Report on Form 8-K do not propose to be complete and are qualified in their entirety by reference to the underlying agreements, including the Indenture, the Credit Agreement and the Collateral Management Agreement, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Second Supplemental Indenture, dated as of September 26, 2024, by and among Silver Point SCF CLO IV, Ltd., as Issuer, Silver Point SCF CLO IV, LLC, a Co-Issuer, U.S. Bank Trust Company, national Association, as Trustee and U.S. Bank Trust Company, National Association, as Collateral Agent

10.2	Amended and Restated Collateral Management Agreement, dated as of September 26, 2024, by and between Silver Point SCF CLO IV, Ltd., as Issuer, and Silver Point Specialty Credit Fund Management, LLC, as Collateral Manager

10.3	Credit Agreement, dated as of September 26, 2024, by and among Silver Point SCF CLO IV, Ltd., as Issuer, Silver Point SCF CLO IV, LLC, a Co-Issuer, U.S. Bank Trust Company, National Association, as Collateral Agent, U.S. Bank, as Loan Agent, and the lenders party thereto from time to time

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Point Specialty Lending Fund

Date: October 2, 2024	By:	/s/ James Kasmarcik
	Name:	James Kasmarcik
	Title:	Chief Compliance Officer